FOR IMMEDIATE RELEASE

Allied World Announces Election of Eric S. Schwartz to Board of Directors

Zug, Switzerland – October 17, 2013 – Allied World Assurance Company Holdings, AG (NYSE:  AWH) announced today that its shareholders have elected Eric S. Schwartz to the company’s Board of Directors. Mr. Schwartz was elected at a special shareholder meeting to serve a term expiring at the company’s annual shareholder meeting to be held in May 2014.

Mr. Schwartz is the founder and has been Chief Executive Officer of 76 West Holdings, a private investment company, since June 2008. In support of the activities of 76 West, he has served as Chairman of Jefferson National Financial Corp., an insurance company focused on the variable annuity market, since January 2012; as Chairman of Gold Bullion International LLC, a precious metals dealer, since January 2012; as a director of Indostar Capital Finance, a finance company based in India, since April 2011; and as a director of Binary Event Network, an electronic prediction marketplace, since May 2011. He also served as Chairman-elect of Nikko Asset Management from June 2008 until its sale in June 2009; and as a director of Prosper Marketplace, an internet-based consumer lending company, from March 2012 until January 2013. Mr. Schwartz is a former Co-CEO of Goldman Sachs Asset Management. He joined The Goldman Sachs Group, Inc. (“Goldman Sachs”) in 1984 and served in various leadership positions at the firm during his tenure at Goldman Sachs. In 1994, he became a partner in the Equity Capital Markets unit of Goldman Sachs’ Investment Banking Division and later served as Co-Head of both its Global Equities and Investment Management Divisions. He joined Goldman Sachs’ Management Committee in 2001 and was named Co-Head of its Partnership Committee in 2005. In June 2007, he retired from Goldman Sachs.

Allied World’s President and Chief Executive Officer Scott Carmilani commented, “Eric is a great addition to our Board. His comprehensive experience in corporate finance and investment matters and his international business background will be a tremendous asset. I look forward to working with our Board to continue to grow Allied World’s business globally and build value for our shareholders.”

About Allied World

Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions.  Allied World offers superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch.

Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: http://www.linkedin.com/company/Allied-World.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements.  For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media:
Noelle Campbell
Manager, Corporate Communications
+1-646-794-0544
noelle.campbell@awacservices.com
OR
Faye Cook
SVP, Marketing & Communications
+1-441-278-5406
faye.cook@awac.com

Investors:
Sarah Doran
SVP, Investor Relations
+1-646-794-0590
sarah.doran@awac.com